EXHIBIT 10.3

EXECUTION VERSION

AMENDED AND RESTATED

FIRST-TIER SUBSIDIARY PLEDGE AGREEMENT

dated and effective as of

September 28, 2012,

among

TRW AUTOMOTIVE INC. (f/k/a TRW AUTOMOTIVE ACQUISITION CORP.),

Each Subsidiary of TRW AUTOMOTIVE

HOLDINGS CORP. identified herein

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

i

Schedules

Schedule I	Pledgors
Schedule II	Equity Interests

Exhibits

Exhibit I	Form of Supplement to the First-Tier Subsidiary Pledge Agreement

ii

AMENDED AND RESTATED FIRST-TIER SUBSIDIARY PLEDGE AGREEMENT dated and effective as of September 28, 2012 (this “Agreement”), among TRW AUTOMOTIVE INC. (f/k/a TRW AUTOMOTIVE ACQUISITION CORP.), a Delaware corporation (the “U.S. Borrower”), each subsidiary identified on Schedule I hereto (each a “Pledgor,” and together with the U.S. Borrower, the “Pledgors”) and JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America (“JPMCB”), as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the Eighth Amended and Restated Credit Agreement dated as of September 28, 2012 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among TRW Automotive Holdings Corp., the U.S. Borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto (the “Lenders”), JPMCB, as Administrative Agent and Collateral Agent and Bank of America, N.A., as Syndication Agent, and the Amended and Restated U.S. Guarantee and Collateral Agreement dated and effective as of September 28, 2012 (the “U.S. Collateral Agreement”) among TRW Automotive Holdings Corp., the U.S. Borrower, each other Subsidiary of TRW Automotive Holdings Corp. identified therein and the Collateral Agent.

The Revolving Credit Lenders have agreed to extend credit to the Foreign Subsidiary Borrowers subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Revolving Credit Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement, pursuant to which 35% of the Equity Interests of certain Foreign Subsidiaries are being pledged to secure the Foreign Obligations (as defined below), and the U.S. Collateral Agreement, pursuant to which an amount not in excess of 65% of the Equity Interests of certain Foreign Subsidiaries are being pledged to secure the Obligations (as defined in the U.S. Collateral Agreement).  The Pledgors are affiliates of the Foreign Subsidiary Borrowers, and each Foreign Subsidiary Borrower is an affiliate of the other Foreign Subsidiary Borrowers.  The Pledgors will derive substantial benefits from the extension of credit to the Foreign Subsidiary Borrowers, and each Foreign Subsidiary Borrower will derive substantial benefits from the extensions of credit to each other Foreign Subsidiary Borrower, in each case pursuant to the Credit Agreement.  The Pledgors are willing to execute and deliver this Agreement in order to induce the Revolving Credit Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01.  Defined Terms.  (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b)  The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 3.03.

“Foreign Loan Document Obligations” means (a) the due and punctual payment by each Foreign Subsidiary Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to such Foreign Subsidiary Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by such Foreign Subsidiary Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (iii) each payment required to be made by such Foreign Subsidiary Borrower in respect of any Ancillary Credit Extension, when and as due, including the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on any loans thereunder, overdrafts, reimbursement of guarantees and obligations to provide cash collateral and (iv) all other monetary obligations of such Foreign Subsidiary Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expenses and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Foreign Subsidiary Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Foreign Subsidiary Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Foreign Obligations” means (a) the Foreign Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Foreign Subsidiary under each Swap Agreement that (i) is in effect on the Restatement Effective Date with any counterparty that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (ii) is entered into after the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into, (c) the due and punctual payment and performance of all obligations and other liabilities of each Foreign Subsidiary Loan Party to a Lender or any of its Affiliates in respect of overdrafts and related liabilities owed to a Lender or any of its Affiliates and arising from purchasing card programs or treasury, depositary or cash management services or in connection with any automated clearinghouse transfers of funds and (d) the due and punctual payment and performance of all obligations of each Foreign Subsidiary Borrower or any Foreign Subsidiary owed to a Lender or any of its Affiliates in respect of up to an aggregate amount of $400,000,000 of loans, lines of credit, letters of credit, bankers’ acceptances and bank guarantees (other than the Loan Document Obligations) most recently identified in writing by the U.S. Borrower to the Collateral Agent.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Permitted Encumbrances” means the Liens permitted pursuant to Sections 6.02(e), (f), (g), (h), (k), (p) and (q) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Pledgors” means the U.S. Borrower and each Subsidiary of TRW Automotive Holdings Corp. identified on Schedule I to this Agreement.

“Secured Parties” means (a) the Revolving Credit Lenders (and any Affiliate of a Revolving Credit Lender to which any obligation referred to in clauses (c) and (d) of the definition of the term “Foreign Obligations” is owed), (b) the Administrative Agent and the Collateral Agent, (c) each Ancillary Lender, (d) each Issuing Bank, (e) each counterparty to any Swap Agreement entered into with a Foreign Subsidiary the obligations under which constitute Foreign Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Foreign Guarantor under any Loan Document and (g) the successors and assigns of each of the foregoing.

ARTICLE II

Pledge of Securities

Section 2.01.  Pledge.  As security for the payment or performance, as the case may be, in full of the Foreign Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests owned by it, including those listed on Schedule II and any other Equity Interests obtained in the future by such Pledgor in respect of its Equity Interests in the issuers identified on Schedule II hereto to the extent that such Equity Interests are not pledged under the U.S. Collateral Agreement and the certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, such shares or nominee or other similar shares, (b) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clause (a) above, (c) subject to Section 2.06, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02.  Delivery of the Pledged Collateral.  (a)  Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, any and all Pledged Securities.

(b)  Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supersede any prior schedules so delivered.

Section 2.03.  Representations, Warranties and Covenants.  The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a)  Schedule II correctly sets forth the percentage of the issued and outstanding Equity Interests (and, as supplemented pursuant to Section 4.17 and from time to time pursuant to Section 2.02(b), of each class thereof) of the issuer thereof represented by such Pledged Stock and includes all Equity Interests required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b)  the Pledged Stock has been duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable;

(c)  except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Liens permitted by Section 6.02 of the Credit Agreement or arising by operation of law, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Liens created by this Agreement and Permitted Encumbrances, and (iv) will defend its title or interest hereto or therein against any and all Liens (other than Liens created by this Agreement and Permitted Encumbrances), however arising, of all persons;

(d)  except for restrictions and limitations imposed by the Loan Documents or securities laws generally, or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)  each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)  no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)  by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement, the Collateral Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Foreign Obligations; and

(h)  the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

Section 2.04.  Certification of Limited Liability Company and Limited Partnership Interests.  Each interest in any limited liability company or limited partnership controlled by any Pledgor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC; provided, however, that in the case of any limited liability company or limited partnership that, in either case, is a Wholly Owned Subsidiary formed or acquired after the Closing Date, the U.S. Borrower shall cause such interests to be represented by a certificate, to be a “security” within the meaning of Article 8 of the New York UCC and to be governed by Article 8 of the New York UCC, in each case not later than 20 Business Days after the date of formation or acquisition thereof, as applicable.

Section 2.05.  Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent).  Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.  The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.  Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Section 2.06.  Voting Rights; Dividends and Interest, etc.  (a)  Unless and until an Event of Default shall have occurred and be continuing:

(i)  Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)  The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)  Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b)  Upon the occurrence and during the continuance of an Event of Default, and after notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 3.02.  After all Events of Default have been cured or waived and the U.S. Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c)  Upon the occurrence and during the continuance of an Event of Default, and after notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived and the U.S. Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE III

Remedies

Section 3.01.  Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Pledged Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof.  Upon consummation of any such sale of Pledged Collateral pursuant to this Section 3.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Pledged Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Pledged Collateral made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in the case of any such failure, such Pledged Collateral may be sold again upon notice given in accordance with provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 3.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor.  For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Foreign Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 3.02.  Application of Proceeds.  The Collateral Agent shall apply the proceeds, moneys or balances of any collection or sale of Pledged Collateral, as well as any Pledged Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Applicable Agent and the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Foreign Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Applicable Agent and the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Foreign Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Foreign Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 3.03.  Securities Act, etc.  In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 3.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

Section 3.04.  Registration, etc.  Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral.  Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, the Administrative Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein.  Each Pledgor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 3.04.  Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 3.04 and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 3.04 only may be specifically enforced.

ARTICLE IV

Miscellaneous

Section 4.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Pledgor shall be given to it in care of the U.S. Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

Section 4.02.  Security Interest Absolute.  All rights of the Collateral Agent hereunder, the security interest in the Pledged Collateral granted hereunder and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Foreign Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Foreign Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Foreign Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Foreign Obligations or this Agreement.

Section 4.03.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Pledgors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Revolving Credit Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

Section 4.04.  Binding Effect; Several Agreement.  This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 4.05.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

Section 4.06.  Collateral Agent’s Fees and Expenses; Indemnification.  (a)  The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b)  Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor jointly and severally, agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05(b) of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Restatement Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Pledged Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c)  Any such amounts payable as provided hereunder shall be additional Foreign Obligations.  The provisions of this Section 4.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Foreign Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 4.06 shall be payable on written demand therefor.

Section 4.07.  Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Pledged Collateral, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral, and (g) to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

Section 4.08.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.09.  Waivers; Amendment.  (a)  No failure or delay by the Applicable Agent, the Collateral Agent, any Issuing Bank or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Administrative Agent, the Collateral Agent, any Issuing Bank and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 4.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

Section 4.11.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 4.12.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 4.04.

Section 4.13.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.14.  Jurisdiction; Consent to Service of Process.  (a)  Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b)  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 4.15.  Termination or Release.  (a)  This Agreement, the pledge hereunder and all other security interests granted hereby and the pledge hereunder shall terminate when all the Foreign Obligations constituting Foreign Loan Document Obligations have been indefeasibly paid in full in cash, the Revolving Credit Lenders have no further commitment to lend to any Foreign Subsidiary Borrower under the Credit Agreement and the Revolving L/C Exposure has been reduced to zero.

(b)  A Pledgor shall automatically be released from its obligations hereunder and the security interests in the Pledged Collateral of such Pledgor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Pledgor ceases to be a subsidiary of Holdings; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)  Upon any sale or other transfer by any Pledgor of any Pledged Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Pledged Collateral shall be automatically released.

(d)  Upon the commencement of any Collateral Release Period, pursuant to Section 5.14(a) of the Credit Agreement, the security interest granted hereby in the Collateral shall be automatically released; provided that upon the termination of such Collateral Release Period, the security interest granted hereby in the Collateral shall, without any further action on the part of the Collateral Agent or any other Secured Party or any Loan Party, be reinstated.

(e)  In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 4.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 4.15 shall be without recourse to or warranty by the Collateral Agent.

Section 4.16.  Additional Subsidiaries.  Upon execution and delivery by the Collateral Agent and any subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement.  The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 4.17.  Additional Information.  Within 15 Business Days following the date hereof (or such later date as the Collateral Agent deems appropriate), the Pledgors shall supplement Schedule II with such additional information relating to the Pledged Collateral as the Collateral Agent may reasonably request.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRW AUTOMOTIVE INC.,

by	/s/ Joseph S. Cantie
Name:	Joseph S. Cantie
Title:	Executive Vice President and Chief
Financial Officer

REMSA OF AMERICA, INC.

By	/s/ Peter R. Rapin
Name:	Peter R. Rapin
Title:	Treasurer

EACH OF THE PLEDGORS LISTED ON SCHEDULE I HERETO,

by	/s/ Joseph S. Cantie
Name:	Joseph S. Cantie
Title:	Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by	/s/ Richard W. Duker
Name:	Richard W. Duker
Title:	Managing Director

[FIRST-TIER SUBSIDIARY PLEDGE AGREEMENT]

Schedule I

to the Amended and Restated First-Tier

Subsidiary Pledge Agreement

Pledgors

1.              Kelsey-Hayes Company

2.              KH Holdings, Inc.

3.              REMSA of America, Inc.

4.              TRW Auto Holdings Inc.

5.              TRW Automotive (LV) Corp.

6.              TRW Automotive Holding Company

7.              TRW Automotive Inc.

8.              TRW Odyssey Inc.

9.              TRW Overseas Inc.

10.       TRW Safety Systems Inc.